Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals, Inc. and ANI Pharmaceuticals, Inc.

Announce New Merger Agreement

LINCOLNSHIRE, Illinois and BAUDETTE, Minnesota (April 12, 2013) - BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. announced today that they have entered into a new merger agreement pursuant to which an acquisition subsidiary of BioSante will merge into ANI.

Upon completion of the merger BioSante will issue to ANI stockholders shares of BioSante common stock such that the former ANI stockholders will own 57 percent of the combined company’s shares of common stock outstanding, and the former BioSante stockholders will own 43 percent.  In a change from the prior merger agreement, these ownership percentages will not be subject to adjustment.  Immediately prior to the merger, BioSante will distribute to its then current stockholders contingent value rights (CVRs) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving BioSante’s LibiGel® (female testosterone gel), including if ANI were to market LibiGel on its own based on BioSante clinical data with little or no further spending in the way of clinical development.  BioSante does not intend to submit proposals at its stockholders meeting relating to a reverse split or name change.

Upon completion of the merger, the combined company will operate under the leadership of the ANI management team, with Arthur S. Przybyl serving as President and Chief Executive Officer.  In addition to Mr. Przybyl, the board of directors of the combined company is expected to have two current directors from BioSante and four current ANI directors.

The issuance of BioSante shares in connection with the merger will require the affirmative vote of a majority of the BioSante shares present and entitled to vote at the BioSante stockholders meeting called to consider such issuance (assuming a quorum is present), which means that unvoted shares will not prevent the merger from being approved.  The merger, like the prior merger proposal, also must be approved by the ANI stockholders.

The BioSante board of directors has rescinded its prior CVR distribution, which was declared on March 15, 2013 and conditioned upon completion of the prior merger.

The new merger agreement has been approved by the boards of directors of both BioSante and ANI.  BioSante intends to file a new Form S-4 registration statement with the Securities and Exchange Commission related to the merger as soon as reasonably possible and currently anticipates that the transaction will close later in 2013, subject to customary closing conditions.

As previously stated, the BioSante board of directors strongly believes that the proposed merger with ANI is the best alternative for BioSante stockholders.  If a merger is not approved, BioSante will remain a stand-alone company and still will need to address the issues and risks that led the BioSante board of directors to approve the prior merger with ANI.  The BioSante board of directors continues to believe that the merger will create more value for BioSante stockholders in the long-term than BioSante could create as an independent, stand-alone company.

By mutual agreement, the prior merger agreement has been replaced and superseded by the new merger agreement.  BioSante has cancelled its stockholders meeting to approve the prior merger agreement that had been adjourned to April 12, 2013.  BioSante intends to call a new stockholders meeting to approve the issuance of shares in the merger as soon as reasonably possible.

Oppenheimer & Co. Inc. is acting as exclusive financial advisor and has rendered an opinion to the BioSante board of directors that the exchange ratios provided for in the new merger agreement are fair, from a financial point of view, to BioSante.   Oppenheimer Wolff & Donnelly LLP is acting as legal counsel for BioSante.  Dentons US LLP is acting as legal counsel for ANI.

About BioSante Pharmaceuticals, Inc.

BioSante’s corporate strategy is to develop high value medically-needed pharmaceutical products and to implement strategic alternatives with respect to its products and its company, including licenses, business collaborations and other business combinations or transactions with other pharmaceutical and biotechnology companies.  BioSante’s products include LibiGel® (transdermal testosterone gel) for the treatment of female sexual dysfunction (FSD), specifically hypoactive sexual desire disorder (HSDD), which is in Phase III development.  BioSante’s other products include an FDA-approved testosterone gel for male hypogonadism, which is licensed to Teva Pharmaceuticals USA, Inc., and the Pill-Plus™, an oral contraceptive in Phase II clinical development by Pantarhei Bioscience B.V.  BioSante’s first FDA-approved product, Elestrin™ (estradiol gel) indicated for the treatment of hot flashes associated with menopause, is marketed in the U.S. by Meda Pharmaceuticals, Inc., BioSante’s licensee.  Additional information is available online at: www.biosantepharma.com.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals is a fully integrated specialty branded and generic pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals.  In two facilities with combined manufacturing, packaging and laboratory capacity totaling 173,000 square feet, ANI manufactures oral solid dose products, as well as liquids and topicals, including narcotics and those that must be manufactured in a fully contained environment due to their potency and/or toxicity.  ANI also performs contract manufacturing for other pharmaceutical companies.  Over the last two years ANI has launched three new products and has 11 products in development.  ANI’s targeted areas of product development include narcotics, anti-cancers and hormones (potent compounds), and extended release niche generic Rx product opportunities.  For more information, please visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this communication deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed merger between BioSante and ANI, the terms, timing, conditions to and anticipated completion of the proposed merger, the composition of the combined company’s board of directors and management team; the anticipated distribution to BioSante stockholders of contingent value rights (CVRs) immediately prior to the merger and the terms, timing and value of such CVRs, the potential benefits of the proposed transaction to the BioSante and ANI stockholders, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,”

“intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante’s and the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure of the BioSante stockholders to approve the transaction, the failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of BioSante and ANI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be paid out or result in any value to the BioSante stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s and the combined company’s licensees or sublicensees.  More detailed information on these and additional factors that could affect BioSante´s actual results are described in BioSante´s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.  All forward-looking statements in this news release speak only as of the date of this news release and are based on BioSante´s current beliefs and expectations. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and BioSante plans to file with the SEC other documents regarding the proposed transaction.  The final joint proxy statement/prospectus will be sent to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information about BioSante, please contact:

Phillip B. Donenberg

(847) 478-0500 ext. 120

info@biosantepharma.com

For more information about ANI, please contact:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com